Exhibit 99.1

Investor Relations:
Raul Jacob
+(602) 264-1375
Rodrigo Sandoval +(5255) 1103-5350 southerncopper@southernperu.com.pe www.southerncoppercorp.com

July 26, 2017

Southern Copper Corporation (NYSE and BVL: SCCO)

•             1H17 net sales were $3,113.8 million, 20.7% higher than 1H16 due to higher sales volume of copper (+2.7%), zinc (+3.1%) and silver (+4.9%), as well as higher prices of copper (+22.5%), molybdenum (+29.4%), zinc (+50.6%) and silver (+9.3%).

•             1H17 net income was $614.1 million, 50.9% higher than 1H16 net income of $407.0 million. The net income margin for 1H17 was 19.7% compared with 15.8% for 1H16. The increase was result of higher net sales and operating cost efficiencies.

•             1H17 adjusted EBITDA was $1,429.7 million, 38.0% higher than 1H16 of $1,036.4 million. The adjusted EBITDA margin in 1H17 was 45.9% compared with 40.2% in 1H16.

•             Operating cash cost per pound of copper net of by-product revenues was $0.93 in 1H17, compared to $0.95 in 1H16. This cost decrease is mainly due to higher by-product revenues.

•             Cash flow from operating activities in 1H17 was $843.9 million, a 156.7% increase when compared to $328.8 million in 1H16. This improvement results from the strong cash generation from our operations after completing the Buenavista expansion.

•             Capital investments in 1H17 were $497.7 million and were mostly allocated for the Toquepala expansion.

•             Dividends: On July 20, 2017, the Board of Directors authorized a dividend of $0.14 per share payable on August 23, 2017, to shareholders of record at the close of business on August 9, 2017.

Mr. German Larrea, Chairman of the Board, commenting on the Company´s progress said: “Our capital investment program is moving forward on schedule.  In Peru the $1.2 billion Toquepala expansion is on track to complete equipment assembly in the 2Q18, initiating the facility ramp up during the 3Q18. The Toquepala expansion will add 100,000 tons of annual copper production and 3,100 tons of molybdenum.

The Cuajone´s Heavy Mineral Management Optimizing Project includes an in-pit primary crusher, a conveyor belt for ore transportation and two hi-rate tailing thickeners. This project is under commission and we expect it to be operating at full capacity by the end of the 3Q17, improving efficiencies, costs and environmental impact at the Cuajone operations. With these investments the Company is on track to deliver on its growth program to increase production capacity to 1.2 million annual tons of copper by 2021.”

2Q17      www.southerncoppercorp.com

Key Financial Data

	Second Quarter				First Six Months
			Variance				Variance
	2017	2016	$	%	2017	2016	$	%
Sales	$1,529.8	$1,335.1	$194.7	14.6%	$3,113.8	$2,580.1	$533.7	20.7%
Cost of sales	804.8	751.6	53.2	7.1%	1,648.6	1,478.5	170.1	11.5%
Operating income	525.9	385.1	140.8	36.6%	1,096.4	731.2	365.2	49.9%
Net income	$299.7	$221.9	$77.8	35.1%	$614.1	$407.0	$207.1	50.9%
Net income margin	19.6%	16.6%	3.0pp	18.1%	19.7%	15.8%	3.9pp	25.0%
Adjusted EBITDA	707.4	555.4	152.0	27.4%	1,429.7	1,036.4	393.3	37.9%
Adjusted EBITDA margin	46.2%	41.6%	4.6pp	11.1%	45.9%	40.2%	5.7pp	14.2%
Income per share	$0.39	$0.29	$0.10	34.5%	$0.79	$0.53	$0.26	49.1%
Capital investments	252.1	341.6	(89.5)	(26.2)%	497.7	564.9	(67.2)	(11.9)%

Note: Figures in millions except per share amounts and %’s.

Capital Investments

Mexican Projects

Buenavista Crushing, Conveying and Spreading System for Leachable Ore (Quebalix IV) — Sonora: The project is fully operational and was completed on time at a cost of $327 million, which is $117 million below our budget of $444 million. This project will reduce processing time as well as mining and hauling costs, increasing production by improving SX-EW copper recovery.

Buenavista New Molybdenum Plant — Sonora: The new molybdenum plant in Buenavista started operations during April and it is now operating at full capacity to produce an additional 2,000 tons per year.

Buenavista Projects — Sonora: The Buenavista program was 100% completed on time and $101 million below our budget of $3,265 million. These projects are increasing copper production from 180k MT to 500k MT.

Buenavista Zinc — Sonora: This project is located within the Buenavista facility and contemplates the development of a new concentrator to produce approximately 80,000 tons of zinc and 20,000 tons of copper per year that will allow us to double our current zinc production. As of today, we have concluded the basic engineering and we are working on the detailed engineering of the project. We estimate an investment of $413 million. We expect Buenavista Zinc to start operations by 1H20.

Pilares — Sonora: This project is located 10 km away from La Caridad and will be developed as an open-pit mine operation, the ore will be then transported by truck to the primary crushers of the La Caridad copper concentrator helping to significantly improve the over-all mineral ore grade (0.78% expected from Pilares vs. 0.34% La Caridad). An investment of $159 million is estimated and an expected start-up in 2019, with annual production of 34,500 MT of copper.

Peruvian Projects

We currently have five copper major investments in Peru, including the Tia Maria project, with a total capital budget for these projects of $2,900 million of which $1,275 million have been already invested.

Toquepala Expansion Project — Tacna: This $1.2 billion project includes a new-state-of-the-art concentrator which will increase Toquepala´s annual copper production by 100k tons to 217k tons in 2018 and 260k tons in 2019. Through June 30, 2017, we have invested $650.2 million in this expansion. The project has reached 70% progress and is expected to be completed by the 2Q18.

Toquepala High Pressure Grinding Roll (HPGR) system: The main objective of this project is to ensure that our existing concentrator will operate at its maximum annual production capacity of 117,000 tons of copper while reducing operating costs through ore crushing efficiencies, even with an increase of the ore material hardness index. The budget for this project is $50 million of which we have invested $30 million as of June 30, 2017. We expect the Toquepala HPGR investment to be completed by the 1Q18.

Cuajone´s Heavy Mineral Management Optimizing Project - Moquegua: The project consists of installing a primary crusher at the Cuajone mine pit with a conveyor system for moving the ore to the concentrator. The project aims to optimize the hauling process by replacing rail haulage, thereby reducing operating and maintenance costs as well as the environmental impact of the Cuajone mine. The crusher will have a processing capacity of 43.8 million tons per year. The main components, including the crusher and the 7 kilometer overland conveyor belt, have been already assembled. As of June 30, 2017, we have invested $184.4 million in this project out of the approved capital budget of $215.5 million. The project has reached 99% progress and is expected to be completed in the 3Q17.

The Cuajone tailing thickeners project at the concentrator will replace two of the three existing thickeners with a new hi-rate thickener. The purpose is to streamline the concentrator flotation process and improve water recovery efficiency. While increasing the tailings solids content from 54% to 61% we will increase recovered water production and reduce fresh water consumption. Equipment assembly is almost finished and we are starting the commissioning process. As of June of 2017, we have invested $21 million in this project out of the approved capital budget of $30 million. The project has reached 99% progress and we expect to complete the commissioning by the end of the 3Q17.

Tia Maria: We have completed all engineering and have successfully obtained the approval of the environmental impact assessment. We are currently working to obtain the construction license for this 120k MT of copper per year SX-EW Greenfield project with a total capital budget of $1,400 million.

Sulfur Dioxide Emissions in Peru: The Peruvian government enacted a supreme decree which defines the new standard for daily sulfur dioxide (SO2) emissions from 20 micrograms per cubic meter of SO2 to 250 micrograms per cubic meter of SO2. This new standard will allow Peruvian smelting and refining industry to be competitive with other countries.

Conference Call

The Company’s second quarter and first six months earnings conference call will be held on Thursday, July 27, 2017, beginning at 12:00 M — EST (11:00 AM Lima and Mexico City time).

To participate:
Dial-in number:	888-771-4371 in the U.S.
847-585-4405 outside the U.S.
Raul Jacob, SCC Vice President of Finance, Treasurer and CFO
Conference ID:	45367870 and “Southern Copper Corporation Second Quarter and Six Months 2017 Earnings Results”.

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2017	2.65	2.65	7.74	1.26	17.45	1,219.36
2Q 2017	2.57	2.58	8.00	1.18	17.19	1,256.96
6M 2017	2.61	2.62	7.87	1.22	17.32	1,238.16

1Q 2016	2.12	2.11	5.27	0.76	14.87	1,181.21
2Q 2016	2.15	2.13	6.89	0.87	16.83	1,259.36
3Q 2016	2.17	2.16	6.94	1.02	19.59	1,334.82
4Q 2016	2.40	2.39	6.58	1.14	17.12	1,217.98
6M 2016	2.13	2.12	6.08	0.81	15.85	1,220.28
Average 2016	2.21	2.20	6.42	0.95	17.10	1,248.34

Variance: 2Q17 vs. 2Q16	19.5%	21.1%	16.1%	35.6%	2.1%	(0.2)%
Variance: 2Q17 vs. 1Q17	(3.0)%	(2.6)%	3.4%	(6.3)%	(1.5)%	3.1%
Variance: 6M17 vs. 6M16	22.5%	23.6%	29.4%	50.6%	9.3%	1.5%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	%	2017	2016	%
Copper (tons)
Mined	215,632	225,833	(4.5)%	429,373	447,462	(4.0)%
3rd party concentrate	5,752	1,662	(246.1)%	14,185	9,784	45.0%
Total production	221,384	227,495	(2.7)%	443,558	457,246	(3.0)%
Smelted	151,083	147,043	2.7%	300,822	302,200	(0.5)%
Refined and Rod	193,688	205,551	(5.8)%	401,333	420,682	(4.6)%
Sales	223,578	220,222	1.5%	444,817	433,086	2.7%

Molybdenum (tons)
Mined	5,403	5,305	1.8%	10,679	10,876	(1.8)%
Sales	5,527	5,290	4.5%	10,769	10,892	(1.1)%

Zinc (tons)
Mined	17,815	19,993	(10.9)%	36,412	38,017	(4.2)%
Refined	27,803	27,971	(0.6)%	54,067	53,294	1.5%
Sales	27,972	28,071	(0.4)%	54,951	53,323	3.1%

Silver (000s ounces)
Mined	3,992	4,097	(2.6)%	7,978	8,090	(1.4)%
Refined	3,492	4,075	(14.3)%	7,284	7,825	(6.9)%
Sales	4,402	4,147	6.2%	8,650	8,248	4.9%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	VAR %	2017	2016	VAR %
		(in millions, except per share amount)
Net sales:	$1,529.8	$1,335.1	14.6%	$3,113.8	$2,580.1	20.7%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization and depletion shown separately below)	804.8	751.6	7.1%	1,648.6	1,478.5	11.5%
Selling, general and administrative	22.2	23.6	(5.9)%	43.6	49.9	(12.6)%
Depreciation, amortization and depletion	171.2	164.5	4.1%	324.6	299.8	8.3%
Exploration	5.7	10.3	(44.7)%	10.8	20.7	(47.8)%
Environmental remediation	—	—	—	(10.2)	—	100.0%
Total operating costs and expenses	1,003.9	950.0	5.7%	2,017.4	1,848.9	9.1%

Operating income	525.9	385.1	36.6%	1,096.4	731.2	49.9%

Interest expense, net of capitalized interest	(73.0)	(72.0)	1.4%	(163.8)	(147.0)	11.4%
Other income (expense)	3.1	5.8	(46.6)%	7.8	5.4	44.4%
Interest income	1.3	2.0	(35.0)%	2.2	4.2	(47.6)%
Income before income tax	457.3	320.9	42.5%	942.6	593.8	58.7%
Income taxes	160.3	102.0	57.2%	336.6	194.2	73.3%
Net income before equity earnings of affiliate	297.0	218.9	35.7%	606.0	399.6	51.7%
Equity earnings of affiliate	3.5	3.6	(2.8)%	9.7	8.7	11.5%
Net Income	300.5	222.5	35.1%	615.7	408.3	50.8%

Less: Net income attributable to non-controlling interest	0.8	0.6	33.3%	1.6	1.3	23.1%

Net Income attributable to SCC	$299.7	$221.9	35.1%	$614.1	$407.0	50.9%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.39	$0.29	34.5%	$0.79	$0.53	49.1%
Dividends paid	$0.12	$0.05	140.0%	$0.20	$0.08	150.0%

Weighted average shares outstanding (Basic and diluted)	773.0	773.7		773.0	773.8

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30,	December 31,	June 30,
	2017	2016	2016
		(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$688.7	$546.0	$452.5
Restricted cash	—	3.6	3.9
Short-term investments	40.2	51.3	98.2
Accounts receivable	743.1	668.5	563.9
Inventories	975.4	1,010.4	979.4
Other current assets	197.3	286.3	254.3
Total current assets	2,644.7	2,566.1	2,352.2

Property, net	8,837.5	8,766.5	8,498.4
Related parties receivable	—	—	74.8
Leachable material, net	890.3	806.9	776.4
Intangible assets, net	146.8	154.2	154.7
Deferred income tax	759.5	727.3	693.0
Other assets	236.5	213.3	237.9
Total assets	$13,515.3	$13,234.3	$12,787.4

LIABILITIES
Current liabilities:
Accounts payable	548.3	584.2	559.6
Income taxes	53.7	185.1	55.7
Accrued workers’ participation	84.4	125.4	62.9
Other accrued liabilities	114.4	104.3	120.5
Total current liabilities	800.8	999.0	798.7

Long-term debt	5,955.6	5,954.2	5,952.9
Deferred income taxes	165.0	162.6	204.6
Other liabilities	38.9	31.1	35.2
Asset retirement obligation	222.8	216.5	203.4
Total non-current liabilities	6,382.3	6,364.4	6,396.1

EQUITY
Stockholders’ equity:
Common stock	3,372.0	3,367.0	3,363.8
Treasury stock	(2,991.6)	(2,987.6)	(2,967.0)
Accumulated comprehensive income	5,911.9	5,452.9	5,158.2
Total stockholders’ equity	6,292.3	5,832.3	5,555.0
Non-controlling interest	39.9	38.6	37.6
Total equity	6,332.2	5,870.9	5,592.6

Total liabilities and equity	$13,515.3	$13,234.3	$12,787.4

As of June 30, 2017, December 31, 2016 and June 30, 2016 there were 773.0 million, 773.0 million and 773.7 million shares outstanding, respectively.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(in millions)
OPERATING ACTIVITIES
Net income	$300.5	$222.5	$615.7	$408.3
Depreciation, amortization and depletion	171.2	164.5	324.6	299.8
Deferred income tax	(24.0)	(31.9)	(40.6)	(53.8)
Change in operating assets and liabilities	(115.6)	(90.0)	(112.2)	(329.0)
Other, net	21.7	(0.5)	56.4	3.5
Net cash provided by operating activities	353.8	264.6	843.9	328.8

INVESTING ACTIVITIES
Capital investments	(252.1)	(341.6)	(497.7)	(564.9)
Sale of short-term investment, net	12.6	184.5	11.2	505.3
Repayment of loan from affiliate	—	36.4	—	36.4
Other, net	0.7	0.4	1.1	1.2
Net cash used in investing activities	(238.8)	(120.3)	(485.4)	(22.0)

FINANCING ACTIVITIES
Dividends paid	(92.8)	(38.7)	(154.6)	(61.9)
SCC common shares buyback	—	—	—	(53.7)
Other	0.3	0.3	0.3	0.3
Net cash used in financing activities	(92.5)	(38.4)	(154.3)	(115.3)

Effect of exchange rate changes on cash	(32.5)	(29.4)	(61.5)	(13.5)

Increase (decrease) in cash and cash equivalents	$(10.0)	$76.5	$142.7	$178.0

Company Profile

Southern Copper Corporation (SCC) is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry. The Company is a NYSE and Lima Stock Exchange listed company that is 88.9% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange. The remaining 11.1% ownership interest is held by the international investment community. The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by U.S. generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. In addition, because not all companies use identical calculations, the measures included in this release may not be comparable to similarly titled measures of other companies. Following is a reconciliation of adjusted EBTDA to Net Income attributable to SCC and Operating Cash Cost before by-product revenues and Operating Cash Cost net of by-product revenues to their more comparable GAAP measure:

Adjusted EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is a measure commonly used by companies to evaluate operating performance and the ability to generate cash. Our adjusted EBITDA is not necessarily comparable to similar measures used by other companies. We believe that adjusted EBITDA provides useful information to management, investors and others in understanding and evaluating our operating results.

Our determination of the components of adjusted EBITDA is evaluated periodically based on a review of non-GAAP financial measures used by mining industry analysts. Management believes adjusted EBITDA enhances the comparability of information across reporting periods, is an effective measure for reviewing operating results and, therefore, is a useful measure for both management and investors. EBITDA and adjusted EBITDA do not represent, and should not be considered an alternative to, net income, operating income, or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash.

	Second Quarter		Year to date
Reconciliation of Net Income attributable to SCC to adjusted EBITDA	2017	2016	2017	2016

Net income attributable to SCC	$299.7	$221.9	$614.1	$407.0
Add:
Net income attributable to the non-controlling interest	0.8	0.6	1.6	1.3
Income taxes	160.3	102.0	336.6	194.2
Interest expense	73.0	72.0	163.8	147.0
Depreciation, amortization and depletion	171.2	164.5	324.6	299.8
Fuel tax refund	7.2	—	11.1	—
Less:
Environmental remediation	—	—	(10.2)	—
Equity earnings of affiliate	(3.5)	(3.6)	(9.7)	(8.7)
Interest income	(1.3)	(2.0)	(2.2)	(4.2)
Adjusted EBITDA	$707.4	$555.4	$1,429.7	$1,036.4

Operating cash cost per pound of copper produced before by-product revenues and Operating cash cost per pound of copper produced net of by-product revenues

The measure operating cash cost per pound of copper produced net of by-product revenues is a common measure used in the copper industry to track performance and it is a useful management tool that allows us to better allocate our resources. This measure is also used in our investment project evaluation process to determine a project’s potential contribution to our operations, its competitiveness and its relative strength in different price scenarios. The expected contribution of by-products is generally a significant factor used by the copper industry in determining whether to move forward with the development of a new mining project. As the price of our by-product commodities can have significant fluctuations from period to period, the value of its contribution to our costs can be volatile.

Our Operating cash cost per pound of copper produced before by-product revenues allows us and our investors to monitor our cost structure and helps us address operating management areas of concern.

Reconciliation of Net Income attributable to SCC to Operating Cash Cost per pound before by-product revenues and Operating Cash Cost net of by-product revenues	2nd quarter 2017		2nd quarter 2016		First six months 2017		First six months 2016
	$ million	¢ per pound	$ million	¢ per pound	$ million	¢ per pound	$ million	¢ per pound
Cost of sales (exclusive of depreciation, amortization and depletion) - GAAP	804.8	174.1	751.6	154.7	1,648.6	179.3	1,478.5	153.4
Add:
Selling, general and administrative expenses	22.2	4.8	23.6	4.9	43.6	4.7	49.9	5.2
Treatment and refining charges net of sales premiums	11.2	2.4	8.7	1.8	16.5	1.8	8.8	0.9
Less:
Workers participation	(39.0)	(8.4)	(27.3)	(5.6)	(86.0)	(9.4)	(57.9)	(6.0)
Purchased concentrates from third parties	(58.3)	(12.6)	(72.3)	(14.9)	(135.7)	(14.8)	(172.2)	(17.9)
Other charges	(42.8)	(9.3)	(8.3)	(1.8)	(93.6)	(10.0)	(24.1)	(2.5)
Inventory change	10.0	2.2	19.9	4.1	(5.6)	(0.6)	85.3	8.8
Operating cash cost before by-product revenues	708.1	153.2	695.9	143.2	1,387.8	151.0	1,368.3	141.9
Less by-products revenue	(254.2)	(55.0)	(249.3)	(51.4)	(530.1)	(57.8)	(452.6)	(46.9)

Operating cash cost, net of by-products revenue	453.9	98.2	446.6	91.8	857.7	93.2	915.7	95.0
Total pounds of copper produced, in millions		462.3		485.8		919.3		964.0